Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q for the period ended March 31, 2009 (the “Report”) of Newtek Business Services, Inc. (the “Company”), as filed with the Securities and Exchange Commission on the date hereof, Barry Sloane, as Chief Executive Officer, and Seth A. Cohen, as Chief Financial Officer, of the Company, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to §906, that, to each officer’s knowledge:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Barry Sloane
Barry Sloane, Chief Executive Officer

/s/ Seth A. Cohen
Seth A. Cohen, Chief Financial Officer

Dated: May 13, 2009

40